ELCOM INTERNATIONAL, INC. AND SUBSIDIARIES
                      2001 ANNUAL REPORT ON THE FORM 10-K
                               INDEX TO SCHEDULE



                                                          Page
                                                        Reference
                                                        _________

Independent Auditors' Report on Supplementary
    Information                                            S-2

Schedule II - Valuation and Qualifying Accounts
    for the Years Ended December 31, 1999, 2000
    and 2001                                               S-3

           Independent Auditors' Report on Supplementary Information





The Board of Directors
Elcom International, Inc.:

We have audited and reported separately herein on the consolidated financial statements of Elcom International, Inc. and subsidiaries as of December 31, 2000 and 2001, and for each of the years in the three year period ended December 31, 2001.

Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements of Elcom International, Inc. taken as a whole. The supplementary information included in Schedule II is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

The accompanying consolidated financial statements and supplementary information have been prepared assuming that Elcom International, Inc. will continue as a going concern. As discussed in Note 1(a) to the consolidated financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt about the entity's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1(a). The consolidated financial statements and supplementary information do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 1(i) to the consolidated financial statements, the Company changed its method of accounting for the impairment or disposal of long-lived assets.


/s/ KPMG
KPMG



Boston, Massachusetts
March 29, 2002

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

                                                                     SCHEDULE II

                   ELCOM INTERNATIONAL, INC. AND SUBSIDIARIES

                      Valuation and Qualifying Accounts (a)

              For the Years Ended December 31, 1999, 2000 and 2001
                                 (in thousands)





                          Balance at                                    Balance
                          Beginning     Additions                      at End of
                          of Period     Recoveries     Utilizations      Period
                         __________     __________     ____________    _________
Allowance for Doubtful
       Accounts
For the years ending
_______________________

December 31, 1999        $  6,796       $   4,626      $   (8,345)      $  3,077
                         ========       =========      ==========       ========

December 31, 2000        $  3,077       $     440      $   (1,117)      $  2,400
                         ========       =========      ==========       ========

December 31, 2001        $  2,400       $  (1,283)     $     (800)(b)   $    317
                         ========       =========      ==========       ========


Inventory Valuation
     Accounts
For the years ending
_______________________

December 31, 1999        $  1,992       $  1,734       $   (2,956)      $    770
                         ========       ========       ==========       ========

December 31, 2000        $    770       $    (38)      $     (389)      $    349
                         ========       ========       ==========       ========

December 31, 2001        $    349       $   (243)      $       (1)      $    105
                         ========       ========       ==========       ========

(a) Includes amounts from both continuing and discontinued operations for each period presented.

(b) Includes $580,000, which was sold to AJJP, Limited as part of the U.K. reseller business sale. See Note 9 to the consolidated financial statements.

                                      S-3